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                                                                    Exhibit 3.25

                                                        FILED
                                       in the office of the Secretary of State
                                               of the State of California

                                                     OCT 15 1992
                                                /s/ March Fong Eu
                                          MARCH FONG EU Secretary of State


                           ARTICLES OF INCORPORATION

                                      OF

                    ALEXANDRIA CONVALESCENT HOSPITAL, INC.


                                       I

     The name of this corporation is ALEXANDRIA CONVALESCENT HOSPITAL, INC.

                                      II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     The name and address in the State of California of this corporation's initial agent for service of process is: Robert Snukal, c/o Fountain View Management, 4801 Wilshire Boulevard, Mezzanine Floor, Los Angeles, California 90010.

                                      IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 500,000.

DATED: October 15, 1992

                                                  /s/ David B. Bloom
                                                 ------------------------------
                                                   DAVID B. BLOOM

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                  /s/ David B. Bloom
                                                 ------------------------------
                                                   DAVID B. BLOOM


                     [SEAL OF THE OFFICE OF THE SECRETARY OF STATE APPEARS HERE]